UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2020

Sundance Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36302	61-1949225
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 700 Denver, CO 80265	(303) 543-5700
(Address of principal executive offices, including Zip Code)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01 Other Events.

On July 22, 2020, Sundance Energy Inc. (the “Company”) called to order its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) as previously scheduled. Upon the Annual Meeting being called to order, the Chairman of the meeting adjourned the Annual Meeting without opening the polls until Tuesday, July 28, 2020, at 10:00 a.m. Mountain time due to a lack of quorum.  The adjournment will allow the Company’s stockholders additional time to vote on the proposals described in the Company's proxy statement for the Annual Meeting in order to achieve the required quorum. The reconvened Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. Stockholders are entitled to attend the Annual Meeting online and submit questions during the meeting by visiting www.meetingcenter.io/201010988.

The record date for the Annual Meeting remains May 29, 2020. Stockholders of the Company who have previously submitted their proxy or otherwise voted and who do not want to change their vote do not need to take any action.

No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company strongly encourages all of its stockholders to read the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on June 12, 2020 (the “Proxy Statement”) and other proxy materials relating to the Annual Meeting, which are available free of charge on the SEC’s website at www.sec.gov.

Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for the Annual Meeting. The Company has filed with the SEC and made, and will make, the Proxy Statement available to its stockholders of record on May 29, 2020. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING.

Stockholders are able to obtain the Proxy Statement and other relevant materials free of charge at the SEC’s website at www.sec.gov. In addition, documents filed with the SEC by the Company, including the Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available free of charge on the Company’s website at www.sundanceenergy.net.

Participants in the Solicitation

The Company and its directors, nominees and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the matters to be considered at the Annual Meeting. Information regarding the names, affiliations and direct or indirect interests (by security holdings or otherwise) of these persons are described in the Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2020

SUNDANCE ENERGY INC.

By:	/s/ Cathy L. Anderson
Name:	Cathy L. Anderson
Title:	Chief Financial Officer